Exhibit 99.1

Imprivata Achieves Record Fourth Quarter, Full-Year Revenues

Revenue Growth of 34% for the Fourth Quarter, 36% for the Full-Year

Highlights:

•	Q4 2014 Financial Results

•	Revenue: $29.0 million

•	Net loss per share: $(0.07) GAAP; $(0.04) non-GAAP

•	Full Year 2014 Financial Results

•	Revenue: $97.0 million

•	Net loss per share: $(1.37) GAAP; $(1.08) non-GAAP

Lexington, Mass. — (BUSINESS WIRE) — February 24, 2015 — Imprivata® (NYSE: IMPR), the healthcare IT security company, today announced financial results for the fourth quarter and full year of fiscal 2014. Revenues for the fourth quarter were $29.0 million, an increase of 34% from revenues of $21.6 million for the same period in 2013. Revenues for the twelve months ended December 31, 2014 were $97.0 million, an increase of 36% from revenues of $71.1 million for the same period in 2013.

“Our record fourth quarter was a great end to what was a very successful year for Imprivata. We were able to broaden our product portfolio while continuing to execute and expand our core market,” said Omar Hussain, president and CEO of Imprivata. “Imprivata OneSign, Imprivata Cortext, and Imprivata Confirm ID, along with other products in our development pipeline, will continue to build on Imprivata’s reputation as a healthcare IT security leader. I believe we are very well positioned as we execute our growth strategy in 2015 and beyond.”

Net loss for the fourth quarter of 2014 was $1.7 million, or $(0.07) per basic and diluted share attributable to common stockholders, as compared to a net loss of $3.3 million, or $(1.26) per basic and diluted share attributable to common stockholders for the same period in 2013. Net loss for the twelve months ended December 31, 2014 was $16.7 million, or $(1.37) per basic and diluted share attributable to common stockholders, as compared to a net loss of $5.5 million, or $(3.12) per basic and diluted share attributable to common stockholders for the same period in 2013.

Jeff Kalowski, CFO of Imprivata, commented, “We are pleased that our continued investments in sales, marketing, research and development continue to grow our top line revenue and enhance our product offerings. Additionally, our strategic investments are allowing Imprivata to capture additional market share, as we continue to bolster our overall market leadership position.”

Adjusted EBITDA(1) for the fourth quarter of 2014 was a loss of $34,000, as compared to a loss of $2.4 million for the same period in 2013. Non-GAAP net loss (2) for the fourth quarter of 2014 was $1.0 million, or $(0.04) per basic and diluted share, as compared to non-GAAP net loss of $3.0 million, or $(0.84) per basic share and diluted share, for the same period in 2013. Adjusted EBITDA for the twelve months ended December 31, 2014 was a loss of $11.5 million, as compared to a loss of $3.4 million for the same period in 2013. Non-GAAP net loss for the twelve months ended December 31, 2014 was $15.0 million, or $(1.08) per basic and diluted share, as compared to non-GAAP net loss of $5.2 million, or $(1.56) per basic and diluted share, for the same period in 2013. A reconciliation of GAAP to these non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

(1)	Adjusted EBITDA is earnings before interest, taxes, depreciation and amortization adjusted for foreign currency gains (losses), stock based-compensation and the impact of the fair value revaluation on our contingent liability.
(2)	Non-GAAP net income (loss) and non-GAAP net income (loss) per share excludes amortization of purchased intangible assets, stock-based compensation and the impact of the fair value revaluation on our contingent liability.

First Quarter and Full-Year 2015 Financial Outlook

For the full-year, we expect revenue between $120.0 million and $122.0 million and Adjusted EBITDA to be between a loss of $7.9 million and $6.6 million. In terms of earnings per share, we expect GAAP loss to be between $0.58 per share and $0.52 per share and non-GAAP loss, which adjusts for stock-based compensation, amortization of purchased intangible assets and the contingent liability revaluation, to be between $0.49 per share and $0.45 per share. Our annual EPS estimates are based on an estimated weighted average-share count of 24.0 million.

For the first quarter, we expect revenue between $24.0 million and $24.5 million and Adjusted EBITDA to be between a loss of $6.6 million and $6.3 million. In terms of earnings per share, we expect GAAP loss to be approximately $0.34 per share or $0.33 per share and non-GAAP loss, which adjusts for stock-based compensation, amortization of purchased intangible assets and the contingent liability revaluation, to be approximately $0.32 per share or $0.31 per share. Our annual EPS estimates are based on an estimated weighted average-share count of 23.7 million.

Conference Call Information

Imprivata management will host a conference call at 5:00 pm (Eastern Time) on Tuesday, February 24, 2015 to discuss the Company’s fourth quarter and full year ended December 31, 2014 results, its business outlook and other matters. The conference call will be accessible by dialing 719-325-2376 or 888-417-8516 for international callers, and referencing conference ID number 1796517. A live webcast of the conference call will also be available on the investor relations section of the company’s website at http://investor.imprivata.com/.

An audio replay of the conference call will be available approximately one hour after conclusion of the call and will be accessible through March 10, 2015. The replay can be accessed by dialing 888-203-1112, or 719-457-0820 for international callers, and providing access code 1796517.

About Imprivata

Imprivata, Inc. (NYSE: IMPR) headquartered in Lexington, Massachusetts, a leading provider of authentication and access management solutions for the healthcare industry. Imprivata’s single sign-on, authentication management and secure communications solutions enable fast, secure and more efficient access to healthcare information technology systems to address multiple security challenges and improve provider productivity for better focus on patient care. For more information, please visit www.imprivata.com.

Investor relations:	Media contact:
Westwicke Partners	Imprivata
Bob East / Asher Dewhurst	John Hallock
443-213-0503	Vice President, Corporate Communications
imprivata@westwicke.com	781-761-1921
jhallock@IMPRIVATA.com

All Imprivata products are trademarks of Imprivata, Inc. in the USA and other countries. All other product or company names mentioned are the property of their respective owners.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the anticipated opportunity and trends for growth in our customer base and our overall business, our market opportunity, our goal to maintain market leadership and our expected financial results for Q1 2015 and the full fiscal year 2015. All statements other than statements of historical fact contained in this press release are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “could,” “increases,” “improves,” “reduces,” “implements,” “results,” “addresses,” or the negative of these terms or other comparable terminology. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Imprivata’s control. Imprivata’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, our ability to successfully develop and introduce new solutions and products for existing solutions; our ability to attract new customers and retain and increase sales to existing customers; developments in the healthcare industry or regulatory environment; seasonal variations in the purchasing patterns of our customers; the lengthy and unpredictable sales cycles for new customers; our ability to maintain successful relationships with our channel partners and technology alliance partners; our dependency on sole source suppliers and a contract manufacturer for hardware components of our Imprivata OneSign solution; our ability to manage our growth effectively; our ability to respond to competitive pressures; potential liability related to privacy and security of protected health information; our ability to protect our intellectual property rights, and the other risks detailed in Imprivata’s risk factors discussed in filings with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to Imprivata’s Registration Statement on Form S-1 declared effective by the SEC on June 24, 2014, as well as other documents that may be filed by Imprivata from time to time with the SEC. The forward-looking statements included in this press release represent Imprivata’s views as of the date of this press release. Imprivata undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

Imprivata has provided in this release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States, or GAAP. This information includes Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share. These non-GAAP financial measures are not in accordance with, or an alternative for, GAAP and may be different from similar non-GAAP financial measures used by other companies. Imprivata believes that the use of these non-GAAP financial measures provides supplementary information for investors to use in evaluating operating performance and in comparing its financial measures with other companies in Imprivata’s industry, many of which present similar non-GAAP financial measures. Adjusted EBITDA (EBITDA adjusted for foreign currency gains (losses), stock based-compensation and the impact of the fair value revaluation on our contingent liability), non-GAAP net income (loss) and non-GAAP net income (loss) per share exclude amortization expense associated with our purchased intangible assets, stock-based compensation and the impact of the re-measurement to fair value of our contingent liability. Non-GAAP financial measures that Imprivata uses may differ from measures that other companies may use. These non-GAAP financial measures disclosed by Imprivata are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP, and should be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release.

Imprivata, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Revenue
Product	$16,532	$12,201	$52,164	$39,124
Maintenance and services	12,496	9,433	44,815	31,987

Total revenue	29,028	21,634	96,979	71,111

Cost of revenue
Product	3,388	2,926	12,310	7,849
Maintenance and services	4,732	3,495	17,678	11,020

Total cost of revenue	8,120	6,421	29,988	18,869

Gross Profit	20,908	15,213	66,991	52,242

Operating expenses
Research and development	6,529	6,233	25,781	19,609
Sales and marketing	12,239	9,711	45,003	30,538
General and administrative	3,566	2,483	12,052	7,619

Total operating expenses	22,334	18,427	82,836	57,766

Loss from operations	(1,426)	(3,214)	(15,845)	(5,524)

Other income (expense)
Foreign currency exchange (loss) gain	(169)	(63)	(576)	229
Interest and other (expense) income, net	(18)	52	(146)	(120)

Loss before income taxes	(1,613)	(3,225)	(16,567)	(5,415)
Income taxes	50	34	169	108

Net loss	$(1,663)	$(3,259)	$(16,736)	$(5,523)
Accretion of preferred stock	—	(1,238)	(2,442)	(4,952)

Net loss attributable to common shareholders	$(1,663)	$(4,497)	$(19,178)	$(10,475)

Net loss per share attributable to common stockholders
Basic and diluted	$(0.07)	$(1.26)	$(1.37)	$(3.12)

Weighted average common shares outstanding used in computing net loss per share attributable to common stockholders
Basic and diluted	23,730	3,570	13,950	3,359

Imprivata, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31,
	2014	2013

Assets
Current Assets:
Cash and cash equivalents	$78,524	$13,284
Accounts receivable, net of allowances	25,335	19,754
Prepaid expenses and other current assets	3,516	2,541

Total current assets	107,375	35,579
Property and equipment, net	7,640	6,682
Goodwill	1,560	1,560
Intangible assets, net	1,499	2,000
Other assets	105	649

Total Assets	$118,179	$46,470

Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$2,498	$3,586
Accrued expenses and other current liabilities	10,565	9,149
Current portion of capital lease obligations and long-term debt	625	313
Current portion of other long-term liabilities	288	249
Current portion of deferred revenue	33,120	25,084
Current portion of contingent purchase price liability	152	—

Total current liabilities	47,248	38,381
Deferred revenue, net of current portion	4,021	3,490
Capital lease obligations, long-term debt and royalty obligations, net of current portion	619	410
Other long-term liabilities, net of current portion	1,535	1,181
Contingent purchase price liability, net of current portion	480	1,008

Total liabilities	53,903	44,470

Commitments and contingencies
Redeemable convertible preferred stock	—	91,607

Stockholders’ equity (deficit):
Undesignated preferred stock	—
Common stock	24	4
Additional paid-in capital	171,903	—
Accumulated other comprehensive loss	(100)	(145)
Accumulated deficit	(107,551)	(89,466)

Total stockholders’ equity (deficit)	64,276	(89,607)

Total Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$118,179	$46,470

Imprivata, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Twelve Months Ended December 31,
	2014	2013

Cash flows from operating activities:
Net loss	$(16,736)	$(5,523)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	3,075	2,397
Provision for doubtful accounts and sales allowance	99	61
Stock-based compensation	1,612	640
Loss on disposal of fixed assets	75	80
Change in value of contingent purchase price liability	(376)	(877)
Changes in operating assets and liabilities
Accounts receivable	(5,680)	(3,248)
Prepaid expenses and other current assets	(593)	(1,124)
Other assets	(7)	(6)
Deferred revenue	8,567	6,818
Accounts payable	(1,010)	47
Accrued expenses and other current liabilities	2,689	1,836
Other liabilities	185	(353)

Net cash (used in) provided by operating activities	(8,100)	748

Cash flows from investing activities:
Purchases of property and equipment	(3,187)	(3,413)
Restricted cash	—	97

Net cash used in investing activities	(3,187)	(3,316)

Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discounts and commissions	80,213	—
Deferred offering costs	(3,405)	(20)
Repayments for capital lease obligations, long-term debt and other	(674)	(317)
Proceeds from exercise of stock options	476	916

Net cash provided by financing activities	76,610	579

Effect of exchange rates on cash and cash equivalents	(83)	(137)

Net increase (decrease) in cash and cash equivalents	65,240	(2,126)
Cash and cash equivalents, beginning of year	13,284	15,410

Cash and cash equivalents, end of year	$78,524	$13,284

Imprivata, Inc.

Non-GAAP Financial Measures

(in thousands, except per share amounts)

(unaudited)

Reconciliation of GAAP Net Loss to Adjusted EBITDA

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
GAAP net loss	$(1,663)	$(3,259)	$(16,736)	$(5,523)
Adjustments to reconcile to Adjusted EBITDA:
Income tax expense	50	34	169	108
Depreciation and amortization	834	650	3,075	2,397
Other expense (income), net	187	11	722	(109)
Stock-based compensation	486	231	1,612	640
Change in fair value of contingent liability	72	(93)	(376)	(877)

Adjusted EBITDA	$(34)	$(2,426)	$(11,534)	$(3,364)

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss and Non-GAAP Net Loss Per Share (a)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
GAAP net loss	$(1,663)	$(3,259)	$(16,736)	$(5,523)
Adjustments to reconcile to Non-GAAP net income:
Amortization of purchased intangible assets	116	128	501	521
Stock-based compensation	486	231	1,612	640
Change in fair value of contingent liability	72	(93)	(376)	(877)

Non-GAAP net loss	$(989)	$(2,993)	$(14,999)	$(5,239)

Non-GAAP net loss per share
Basic and diluted	$(0.04)	$(0.84)	$(1.08)	$(1.56)

Weighted average common shares outstanding used in computing non-GAAP net loss per share
Basic and diluted	23,730	3,570	13,950	3,359

(a)	The Company reconciles non-GAAP net loss per share beginning with GAAP net loss instead of GAAP net loss attributable to common stockholders in order to eliminate the effect of the accretion of preferred stock on the calculation.